CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2012 relating to the financial statements which appears in WMX Group Holdings, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2012.

/s/ De Joya Griffith, LLC

Las Vegas, Nevada

October 9, 2012